Exhibit 1.1

CUBESMART

Form of AMENDMENT NO. 1

TO

EQUITY DISTRIBUTION AGREEMENT

May 5, 2014

[Manager]
[Manager Addres]
[Manager Address]

Ladies and Gentlemen:

Reference is made to the Equity Distribution Agreement, dated May 7, 2013 (the “Equity Distribution Agreement”), among [Manager] (the “Manager”) and CubeSmart, a Maryland real estate investment trust (the “Company”), and CubeSmart, L.P., a Delaware limited partnership (the “Operating Partnership” and together with the Company, the “Transaction Entities”), pursuant to which the Company agreed to sell through the Manager, acting as agent and/or principal, up to 12,000,000 shares of the Company’s common shares of beneficial interest, par value $0.01 per share.  All capitalized terms used in this Amendment No. 1 to the Equity Distribution Agreement among the Manager and the Transaction Entities (this “Amendment”) and not otherwise defined shall have the respective meanings assigned to them in the Equity Distribution Agreement.  The Manager and the Transaction Entities agree as follows:

A.                                    Amendments to Equity Distribution Agreement.  The Equity Distribution Agreement is amended as follows:

1.                                      The first sentence of the first paragraph of Section 1 of the Equity Distribution Agreement is hereby deleted and replaced with the following:

“The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through [Manager], acting as agent and/or principal, up to 20,000,000 shares (the “Maximum Amount”) of the Company’s common shares of beneficial interest, par value $0.01 per share (the “Shares”).”

2.                                      The last sentence of Section 1 of the Equity Distribution Agreement is hereby deleted and replaced with the following:

“The Transaction Entities have also entered into separate equity distribution agreements, dated as of May 7, 2013, as amended by Amendment No. 1 to such agreements, dated as of even date herewith (as amended, the “Alternative Distribution Agreements”), with each of [Wells Fargo Securities, LLC], [BMO

Capital Markets Corp.], [Jefferies LLC], [Merrill Lynch, Pierce, Fenner & Smith Incorporated] and [RBC Capital Markets, LLC] (the “Alternative Managers”).”

3.                                      The last sentence of the paragraph in Section 6(b) of the Equity Distribution Agreement is hereby deleted and replaced with the following:

“The Registration Statement became effective upon filing with the Commission.”

4.                                      In Section 12 of the Equity Distribution Agreement, the reference to “CubeSmart, 460 East Swedesford Road, Suite 3000, Wayne, PA 19807” shall be replaced with “CubeSmart, 5 Old Lancaster Road, Malvern, PA 19355”.

5.                                      The first sentence of the Form of Placement Notice attached as Schedule 1 to the Equity Distribution Agreement shall be amended to add “, as amended on May 5, 2014” immediately before “(the “Agreement”)”.

6.                                      Schedule 4 to the Equity Distribution Agreement shall be replaced in its entirety with the schedule set forth as Exhibit A hereto.

7.                                      The first sentence of the Form of Officer Certificate attached as Exhibit 7(n) to the Equity Distribution Agreement is amended to add “, as amended on May 5, 2014” immediately before “(the “Sales Agreement”)”.

B.                                    New Registration Statement Covered by Equity Distribution Agreement.  The parties to this Amendment hereby agree that the Registration Statement on Form S-3 (File No. 333-194661) filed with the Commission by the Transaction Entities on March 18, 2014 shall constitute a “new registration statement” for purposes of the third paragraph of Section 1 of the Equity Distribution Agreement. The parties to this Amendment further agree that from and after the initial filing of a Prospectus Supplement to the base prospectus included as part of such new registration statement, all references to “Registration Statement” included in the Equity Distribution Agreement shall be deemed to include such new registration statement, including all documents incorporated by reference therein pursuant to Item 12 of Form S-3, and all references to “base prospectus” included in the Equity Distribution Agreement shall be deemed to include the final form of prospectus, including all documents incorporated therein by reference, included in such new registration statement at the time of the initial filing of a Prospectus Supplement to the base prospectus included as part of such new registration statement. For the avoidance of confusion, all references to “Registration Statement” included in the Equity Distribution Agreement relating to the offer and sale of any Shares or such other relevant action that occurred prior to the date of this Amendment shall be deemed to refer to the Company’s registration statement on Form S-3 (File No. 333-176885), including a base prospectus, relating to certain securities, including the Shares, including all documents incorporated by reference therein.

C.                                    Prospectus Supplement.  The Company agrees to file a 424(b) Prospectus Supplement reflecting this Amendment within 2 business days of the date hereof.

D.                                    No Other Amendments.  Except as set forth in Part A above, all the terms and provisions of the Equity Distribution Agreement shall continue in full force and effect.

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E.                                     Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery of an executed Amendment by one party to the other may be made by facsimile or email transmission.

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If the foregoing correctly sets forth the understanding among the parties hereto, please so indicate in the space provided below for that purpose, whereupon this Amendment No. 1 to Equity Distribution Agreement shall constitute a binding agreement among the parties hereto.

Very truly yours,

CUBESMART

By:
Name:
Title:

CUBESMART, L.P.

By:	CubeSmart, its general partner

By:
Name:
Title:

ACCEPTED as of the date first-above
written:

[Manager]

By:
Name:
Title:

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EXHIBIT A

SCHEDULE OF SUBSIDIARIES

Entity Name	Domestic Jurisdiction
186 JAMAICA AVE, LLC	Delaware
251 JAMAICA AVE, LLC	Delaware
5 Old Lancaster Associates, LLC	Pennsylvania
CONSHOHOCKEN GP II, LLC	Delaware
CS SNL NEW YORK AVE, LLC	Delaware
CS SNL OPERATING COMPANY, LLC	Delaware
CS VENTURE I, LLC	Delaware
CUBE HHF Limited Partnership	Delaware
CUBE HHF TRS, LLC	Delaware
CUBE VENTURE GP, LLC	Delaware
CubeSmart	Maryland
CubeSmart Alexandria, LLC	Delaware
CubeSmart Allen, LLC	Delaware
CubeSmart Asset Management, LLC	Delaware
CUBESMART BARTOW, LLC	Delaware
CUBESMART BOSTON ROAD, LLC	Delaware
CUBESMART CLINTON, LLC	Delaware
CUBESMART CYPRESS, LLC	Delaware
CUBESMART EAST 135TH, LLC	Delaware
CUBESMART LEESBURG, LLC	Delaware
CubeSmart Management, LLC	Delaware

CUBESMART NEW ROCHELLE, LLC	Delaware
CUBESMART PINE LAKES, LLC	Delaware
CUBESMART SOUTHERN BLVD, LLC	Delaware
CUBESMART TEMPLE HILLS, LLC	Delaware
CUBESMART TIMONIUM BORROWER, LLC	Delaware
CubeSmart Timonium, LLC	Delaware
CubeSmart TRS, Inc.	Ohio
CUBESMART WILTON, LLC	Delaware
CubeSmart, L.P.	Delaware
EAST COAST GP, LLC	Delaware
EAST COAST STORAGE PARTNERS, L.P.	Delaware
FREEHOLD MT, LLC	Delaware
LANGHORNE GP II, LLC	Delaware
Lantana Property Owner’s Association, Inc.	Florida
MONTGOMERYVILLE GP II, LLC	Delaware
Old Lancaster Venture, L.P.	Pennsylvania
R STREET STORAGE ASSOCIATES LLC	Maryland
SHIRLINGTON RD, LLC	Delaware
SOMERSET MT, LLC	Delaware
STORAGE PARTNERS OF CONSHOHOCKEN, L.P.	Delaware
STORAGE PARTNERS OF FAIRFAX II, LLC	Delaware
Storage Partners of Freehold II, LLC	Delaware
Storage Partners of Langhorne II, LP	Delaware

STORAGE PARTNERS OF MONTGOMERYVILLE, L.P.	Delaware
STORAGE PARTNERS OF SOMERSET, LLC	Delaware
STORAGE PARTNERS OF VIENNA II, LLC	Delaware
STORAGE PARTNERS OF WEST HEMPSTEAD II, LLC	Delaware
UNITED-HSRE I, L.P.	Delaware
USI II, LLC	Delaware
USI Overseas Development Holding, LLC	Delaware
USI Overseas Development LLC	Delaware
USIFB LLP	London
USIFB LP	London
USIFB Property Investment No. 1 Limited	London
USIFB Property Investment No. 2 Limited	London
USIFB Storage Company Limited	London
U-Store-It Development LLC	Delaware
U-Store-It Trust Luxembourg S.ar.l.	Luxembourg
Wider Reach, LLC	Delaware
YASKY LLC	Delaware
YSI Burke Lake, LLC	Delaware
YSI HART TRS, INC	Delaware
YSI I LLC	Delaware
YSI II LLC	Delaware
YSI IV LLC	Delaware
YSI IX LP	Delaware

YSI IX LP LLC	Delaware
YSI VENTURE GP LLC	Delaware
YSI VENTURE LP LLC	Delaware
YSI VI LLC	Delaware
YSI VIII LP	Delaware
YSI VIII LP LLC	Delaware
YSI X GP LLC	Delaware
YSI X LP	Delaware
YSI X LP LLC	Delaware
YSI XV LLC	Delaware
YSI XVII LP	Delaware
YSI XX GP LLC	Delaware
YSI XX LP	Delaware
YSI XX LP LLC	Delaware
YSI XXVII GP LLC	Delaware
YSI XXVII LP	Delaware
YSI XXVII LP LLC	Delaware
YSI XXX LLC	Delaware
YSI XXXI, LLC	Delaware
YSI XXXII, LLC	Delaware
YSI XXXIII, LLC	Delaware
YSI XXXIIIA, LLC	Delaware
YSI XXXV, LLC	Delaware
YSI XXXVII, LLC	Delaware

YSI XXXXI, LLC	Delaware
YSI XXXXVII, LLC	Delaware
YSI-Hart Limited Partnership	Delaware